Exhibit 10.16


                       MODIFICATION & EXTENSION AGREEMENT

                  AGREEMENT dated as of April , 2001 between MELVYN KNIGIN, residing at 400 17th Street, Norwood, New Jersey 07648 ("Executive") and MOVIE STAR, INC., a New York corporation having its principal office at 136 Madison Avenue, New York, New York 10016 ("Company").

                  WHEREAS, the Company and Executive entered into an agreement dated as of February 22, 2000 governing the terms and conditions of Executive's employment by the Company for a term ending on June 30, 2001 (the "Agreement"); and

                  WHEREAS, the Company and Executive desire to modify the Agreement in certain respects and to extend the term of the Agreement all as more fully set forth below.

                  IT IS AGREED:

                  1. Unless otherwise expressly set forth to the contrary herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                  2. Section 3.1 of the Agreement is hereby amended by adding the following sentence after the first sentence in Section 3.1:

                  "The term of this Agreement shall continue until June 30, 2004, unless sooner terminated as provided herein, and the period from July 1, 2001 through June 30, 2004 shall be referred to as the Extended Term."

                  3. Effective for the period from July 1, 2001 through June 30, 2004, Section 2.1 of the Agreement shall read as follows:

                  "2.1 The Company shall pay to Executive a base salary during the term hereof as follows:

                           (a) For the period July 1, 2001 through June 30,
2002, at the annual rate of $450,000.00. The sum of $25,000.00 shall be payable on each of July 1, 2001 and January 2, 2002 and the balance of $400,000.00 shall be paid in equal periodic installments in accordance with the Company's normal payroll procedures;

                           (b) For the period July 1, 2002 through June 30,
2003, at the annual rate of $475,000.00. The sum of $37,500.00 shall be payable on each of July 1, 2002 and January 2, 2003 and the balance of $400,000.00 shall be paid in equal periodic installments in accordance with the Company's normal payroll procedures; and



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                           (c) For the period July 1, 2003 through June 30,
2004, at the annual rate of $500,000.00. The sum of $50,000.00 shall be payable on each of July 1, 2003 and January 2, 2004 and the balance of $400, 000.00 shall be paid in equal periodic installments in accordance with the Company's normal payroll procedures."

                  4. With respect to the period from July 1, 2001 through June 30, 2004, Section 2.3(A) of the Agreement shall read as follows:

                  "2.3 As additional compensation for services to be rendered by Executive hereunder:

                           (A) (i) On or about July 1, 2001, the Company shall
issue to Executive options to purchase 100,000 shares of Common Stock at a price per share equal to the closing market price of the Company's shares on the American Stock Exchange on June 30, 2001 (the "2001 Extension Options");

                              (ii) On or about July 1, 2002, the Company shall
issue to Executive options to purchase 100,000 shares of Common Stock at a price per share equal to the closing market price of the Company's shares on the American Stock Exchange on June 30, 2002 (the "2002 Extension Options"); and

                             (iii) On or about July 1, 2003, the Company shall
issue to Executive options to purchase 100,000 shares of Common Stock at a price per share equal to the closing market price of the Company's shares on the American Stock Exchange on June 30, 2003 (the "2003 Extension Options"). The 2001 Extension Options, the 2002 Extension Options and the 2003 Extension Options are hereinafter collectively referred to as the "Extension Options."



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                              (iv) It is the express intention of the parties
that all of the Extension Options be granted as qualified Incentive Stock Options under the Company's 2000 Performance Equity Plan (the "2000 Plan"). In the event there are not sufficient shares available under the 2000 Plan to enable the Company to grant any portion of the Extension Options, the Company agrees to submit an amendment to the 2000 Plan providing for an appropriate increase in the number of shares available under the 2000 Plan for approval by the Company's shareholders at the next annual meeting of the Company's shareholders following the date upon which there are no longer sufficient shares available under the 2000 Plan. In the event the shareholders of the Company fail to approve an amendment to the 2000 Plan providing for an appropriate increase in the number of shares available under the 2000 Plan, any unissued Extension Options will be issued pursuant to the Company's 1988 Stock Option Plan and will not constitute "qualified" options.

                                (v) The Company agrees to include the
Extension Options, and all Agreement Options issued under the Agreement as it read prior to July 1, 2001 that are not yet included in a previously filed Form S-8, in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission as soon as practicable following the date hereof."

                  5. Executive hereby unconditionally and irrevocably waives the provisions of Section 3.8 of the Agreement with respect to the requirement that the Company offer Executive continued employment not less than six months prior to the expiration of the initial term of the Agreement; provided all of the provisions of Section 3.8 of the Agreement shall apply to the Extended Term.

                  6. Except as expressly modified in this Modification and Extension Agreement, all of the terms, covenants and condition of the Agreement are hereby ratified and confirmed and shall remain in full force and effect in accordance with their terms.


                  IN WITNESS WHEREOF, the parties have executed this Modification & Extension Agreement as of the date first above written.



                                                 /s/ Melvyn Knigin
                                                 --------------------
                                                 Melvyn Knigin


                                                 MOVIE STAR, INC.


                                                 By: /s/ Mark M. David
                                                     -----------------
                                                     Mark M. David
                                                     Chairman